Exhibit 1.1

EXECUTION COPY

THE PMI GROUP, INC.

5,000,000 Shares

Common Stock

UNDERWRITING AGREEMENT

dated October 28, 2003

Banc of America Securities LLC

Citigroup Global Markets Inc.

J.P. Morgan Securities Inc.

Lehman Brothers Inc.

Keefe, Bruyette & Woods, Inc.

UNDERWRITING AGREEMENT

OCTOBER 28, 2003

BANC OF AMERICA SECURITIES LLC

CITIGROUP GLOBAL MARKETS INC.

J.P. MORGAN SECURITIES INC.

LEHMAN BROTHERS INC.

KEEFE, BRUYETTE & WOODS, INC.

    As Representatives of the several Underwriters

c/o BANC OF AMERICA SECURITIES LLC

9 West 57th Street

New York, NY 10019

Ladies and Gentlemen:

The PMI Group, Inc., a Delaware corporation (the “Company”), proposes, subject to the terms and conditions stated herein, to issue and sell an aggregate of 5,000,000 shares (the “Firm Common Shares”) of its Common Stock, par value $0.01 per share (the “Common Stock”) to the several underwriters named in Schedule 1 hereto (the “Underwriters”). In addition, the Company proposes to grant to the several Underwriters an option (the “Option”) to purchase up to an additional 750,000 shares of Common Stock (the “Optional Common Shares” and, together with the Firm Common Shares, the “Common Shares”). Banc of America Securities LLC (“BAS”) has agreed to act as the sole book-running manager along with Citigroup Global Markets Inc., J.P. Morgan Securities Inc., Lehman Brothers Inc. and Keefe, Bruyette & Woods, Inc. as Representatives of the several Underwriters (in such capacity, the “Representatives”) in connection with the offering and sale of the Common Shares.

Each Common Share will have attached thereto a right (the “Rights”) to purchase one one-hundredth of a share of Series A Junior Participating Preferred Stock of the Company. The Rights have been issued pursuant to a Rights Agreement dated as of January 26, 1998 between the Company and Mellon Investor Services LLC (successor to ChaseMellon Shareholder Services, L.L.C.), as Rights Agent.

Concurrently with the offering of the Common Shares, the Company is offering 5.875% Hybrid Income Term Security Units (the “Units”) by means of a prospectus supplement specifically relating to the Units (the “Units Prospectus Supplement”). The closing of the offering of the Common Shares on the First Delivery Date (as defined in Section 2(a) hereof) upon the terms and subject to the conditions set forth herein is contingent upon the simultaneous closing of the concurrent offering of the Units on the First Delivery Date.

The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (File No. 333-107747), which contains a form of prospectus (the “Basic Prospectus”) to be used in connection with the public offering and sale of certain securities, including the Common Shares, to be issued from time to time by the Company. Such registration statement, as amended, including the financial statements, exhibits and schedules thereto, in the form in which it was declared effective by the Commission under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (collectively, the “Securities Act”), including all documents incorporated or deemed to be incorporated by reference therein or the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (collectively, the “Exchange Act”), is called the “Registration Statement”. Any registration statement filed by the Company pursuant to Rule 462(b) under the Securities Act is called the “Rule 462(b) Registration Statement”, and from and after the date and time of filing of the Rule 462(b) Registration Statement the term “Registration Statement” shall include the Rule 462(b) Registration Statement. In addition, the Company has filed with the Commission a prospectus supplement specifically relating to the Common Shares (the “Prospectus Supplement”) pursuant to Rule 424 of the Securities Act, within the applicable time period set forth therein. The term “Prospectus” means the Basic Prospectus together with the Prospectus Supplement specifically relating to the Common Shares, in the form first used by the Underwriters to confirm sales of the Common Shares. The term “Preliminary Prospectus” means a preliminary prospectus supplement specifically relating to the Common Shares, together with the Basic Prospectus.

All references in this Agreement to (i) the Registration Statement, the Rule 462(b) Registration Statement, the Basic Prospectus, a Preliminary Prospectus, or the Prospectus, or any amendments or supplements to any of the foregoing, shall include any copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”) and (ii) the Prospectus shall be deemed to include the “electronic Prospectus” provided for use in connection with the offering of the Common Shares as contemplated by Section 3(m) of this Agreement. All references in this Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” in the Registration Statement, the Rule 462(b) Registration Statement, the Basic Prospectus, a Preliminary Prospectus, or the Prospectus (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is or is deemed to be incorporated by reference therein, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement, the Rule 462(b) Registration Statement, the Basic Prospectus, a Preliminary Prospectus, or the Prospectus shall be deemed to mean and include any document subsequently filed by the Company with the Commission pursuant to the Exchange Act, which is or is deemed to be incorporated by reference therein, as the case may be.

This is to confirm the agreement as of the date first written above between the Company and the Underwriters concerning the issue, offer and sale of the Common Shares.

1. Representations, Warranties and Agreements of the Company. The Company represents, warrants to and agrees with, the Underwriters that:

(a) The Registration Statement has been declared effective by the Commission under the Securities Act. The Company has complied to the Commission’s satisfaction with all requests of the Commission for additional or supplemental information. No stop order suspending the effectiveness of the Registration Statement is in effect and no proceedings for such purpose have been instituted or are pending or, to the best knowledge of the Company, are contemplated or threatened by the Commission.

Each Preliminary Prospectus and the Prospectus when filed complied in all material respects with the Securities Act and, if filed by electronic transmission pursuant to EDGAR (except as may be permitted by Regulation S-T under the Securities Act), was identical to the copy thereof delivered to the Underwriters for use in connection with the offer and sale of the Common Shares. The Registration Statement complies, and any post-effective amendment thereto and any Rule 462(b) Registration Statement will comply, in all material respects with the Securities Act, and the Registration Statement as amended and supplemented by the Prospectus, any post-effective amendment thereto and any Rule 462(b) Registration Statement do not and will not, as of the applicable effective date as to the Registration Statement, any post-effective amendment thereto and any Rule 462(b) Registration Statement contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus, as amended or supplemented, as of its date, and any further supplements to the Prospectus, as of the applicable filing date as to any such supplement, do not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties set forth in the two immediately preceding sentences do not apply to statements in or omissions from the Registration Statement, any post-effective amendment thereto or any Rule 462(b) Registration Statement or the Prospectus or any supplement thereto made in reliance upon and in conformity with written information furnished to the Company in writing by or on behalf of the Representatives specifically for inclusion therein, which information consists solely of the information set forth in the letter referred to in Section 6(e). There are no contracts or other documents required to be described in the Prospectus or to be filed as exhibits to the Registration Statement which have not been described or filed as required.

(b) The Company has delivered to each Representative one photocopy of a complete manually signed copy of the Registration Statement and of each consent and certificate of experts filed as a part thereof, and conformed copies of the Registration Statement (without exhibits) and Preliminary Prospectuses and the Prospectus, as amended or supplemented, in such quantities and at such places as the Representatives have reasonably requested for each of the Underwriters.

(c) Each of the Company and its Subsidiaries has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus. Each of the Company and each Subsidiary is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except for such jurisdictions where the failure to so qualify or to be in good standing would not, individually or in the aggregate, have a Material Adverse Effect (as defined below). All of the issued and outstanding capital stock of each Subsidiary has been duly authorized and validly issued, is fully paid and nonassessable and is owned by the Company, directly or through Subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance or claim.

(d) The Common Shares to be purchased by the Underwriters from the Company have been duly and validly authorized and reserved for issuance and sale pursuant to this Agreement and are free of any preemptive or similar rights, and, when issued and delivered by the Company pursuant to this Agreement, will be duly and validly authorized and issued, fully paid and nonassessable and free and clear of all liens, encumbrances, equities or claims and will conform to the descriptions thereof in the Prospectus.

(e) The Company has all requisite corporate power and authority to execute and deliver this Agreement and perform its obligations hereunder; this Agreement has been duly authorized, executed and delivered by the Company, and constitutes a legally valid and binding agreement of the Company enforceable against the Company in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, subject to general principles of equity and to limitations on availability of equitable relief, including specific performance (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

(f) The execution, delivery and performance of this Agreement by the Company and the issuance of the Common Shares and the consummation of the transactions contemplated hereby have been authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of any of the terms or provisions of, or constitute a default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any Subsidiary (as defined in Section 13) pursuant to any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound or to which any of the property or assets of the Company or any of its Subsidiaries is subject, except for such conflicts, breaches, violations or defaults as would not, either individually or in the aggregate, have a material adverse effect on the consolidated financial position, stockholders’ equity, results of operations or business of the Company and its subsidiaries taken as a whole (such effect, a “Material Adverse Effect”); nor will such action result in any violation of (i) any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any of its Significant Subsidiaries (as defined in Section 13) or any of their assets, properties or operations (except for such violations that would not result in a Material Adverse Effect) or (ii) the provisions of the charter or bylaws of the Company or any of its Subsidiaries. As used herein, a “Repayment Event” means any event or condition that gives the holder of any note, debenture or other evidence of indebtedness of the Company or any Significant Subsidiary (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any Significant Subsidiary.

(g) Neither the Company nor any of its Subsidiaries is in violation of its charter or by-laws or in default (or, with the giving of notice or lapse of time, would be in default) under any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries may be bound, or to which any of the property or assets of the

Company or any of its Subsidiaries is subject, except for such violations or defaults as would not, individually or in the aggregate, have a Material Adverse Effect.

(h) Except as described in the Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the Registration Statement.

(i) No consent, approval, authorization or order of, or filing or registration with, any court or governmental agency or body is required for the execution, delivery and performance of this Agreement by the Company, and the consummation of the transactions contemplated hereby, except such as has been, or will be prior to the applicable Delivery Date (as defined herein) obtained or made under the Securities Act and as required by the state securities or “blue sky” laws.

(j) The authorized, issued and outstanding capital stock of the Company is as set forth in the Prospectus; since the date indicated in the Prospectus, except as disclosed in the Prospectus or changes occurring in the ordinary course of business, there has been no change in the consolidated capitalization of the Company and its subsidiaries (other than changes in outstanding common stock resulting from employee or director benefit plans, including the Company’s deferred compensation plan, dividend reinvestment and stock purchase or stock option plans, in each case existing on the date hereof (collectively, the “Stock Plans”)); all of the issued and outstanding capital stock of the Company has been authorized and validly issued, is fully paid and non-assessable and conforms to the description thereof contained in the Prospectus; and no holder thereof is or will be subject to personal liability by reason of being such a holder.

(k) Except as disclosed in the Prospectus, (i) there are no outstanding securities convertible into or exchangeable for, or warrants, rights or options issued by the Company to purchase, any shares of the capital stock of the Company, (ii) there are no statutory, contractual, preemptive or other rights to subscribe for or to purchase any Common Stock and (iii) there are no restrictions upon transfer of the Common Stock pursuant to the Company’s certificate of incorporation or bylaws.

(l) The Company is not, and after giving effect to the offering and sale of the Common Shares and the application of the proceeds thereof as described in the Prospectus will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

(m) Each of the Company’s Subsidiaries that is engaged in the business of insurance or reinsurance (each an “Insurance Subsidiary”, collectively the “Insurance Subsidiaries”) is duly licensed to conduct an insurance or a reinsurance business, as the case may be, under the insurance statutes of each jurisdiction in which the conduct of its business requires such licensing, except for such jurisdictions in which the failure of the Insurance Subsidiaries to be so licensed would not, individually or in the aggregate, result in a Material Adverse Effect. The Insurance Subsidiaries have made all required filings under applicable insurance statutes in each jurisdiction where such filings are required, except for such jurisdictions in which the failure to make such filings would not, individually or in the aggregate, result in a Material Adverse Effect. Each of the Insurance Subsidiaries has all other necessary authorizations, approvals, orders, consents, certificates, permits, registrations and qualifications of and from all insurance regulatory authorities necessary to conduct their respective businesses as described in the Prospectus, except where the failure to have such authorizations, approvals, orders, consents, certificates, permits, registrations or qualifications would not, individually or in the aggregate, result in a Material Adverse Effect, and the Company and each of its Insurance Subsidiaries has not received any notification from any insurance regulatory authority to the effect that any additional authorization, approval, order, consent, certificate, permit, registration or qualification is needed to be obtained by the Company and each of its Insurance Subsidiaries in any case where it could be reasonably expected that (x) the Company and each of its Insurance Subsidiaries would be required either to obtain such additional authorization, approval, order, consent, certificate, permit, registration or qualification or to cease or otherwise limit the writing of certain business and (y) the failure to obtain such additional authorization, approval, order, consent, certificate, permit, registration or qualification or the limiting of the writing of such business would result in a Material Adverse Effect and no insurance regulatory authority having jurisdiction over the Company or any of its Insurance Subsidiaries has issued any order or decree impairing, restricting or prohibiting (i) the payment of dividends by any of the Insurance Subsidiaries to its parent, other than those restrictions applicable to insurance or reinsurance companies generally, or (ii) the continuation of the business of the Company or any of the Insurance Subsidiaries in all material respects as presently conducted.

(n) Except as disclosed in the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its Subsidiaries is a party or of which any property or assets of the Company or any of its Subsidiaries is the subject which, singularly or in the aggregate, would be reasonably likely to have a Material Adverse Effect, and to the best knowledge of the Company, no such proceedings are threatened or contemplated by governmental authorities or threatened by others, except as would not, singly or in the aggregate, be reasonably likely to have a Material Adverse Effect.

(o) The Company and each of its Subsidiaries have filed all necessary federal, state, local and foreign income and franchise tax returns required to be filed through the date hereof and have paid all taxes due thereon except for taxes being contested in good faith for which reserves in accordance with generally accepted accounting principles have been provided, and no tax deficiency has been determined adversely to the Company or any of its Subsidiaries which has had (nor does the Company or any of its Subsidiaries have any knowledge of any tax deficiency which, if determined adversely to the Company or any of its subsidiaries, could reasonably be expected to have) a Material Adverse Effect.

(p) No “prohibited transaction” (as defined in Section 406 of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”), or Section 4975 of the Internal Revenue Code of 1986, as amended from time to time (the “Code”)) or “accumulated funding deficiency” (as defined in Section 302 of ERISA) or any of the events set forth in Section 4043(b) of ERISA (other than events with respect to which the 30-day notice requirement under Section 4043 of ERISA has been waived) has occurred with respect to any employee benefit plan of the Company or any of its Subsidiaries which could reasonably be expected to have a Material Adverse Effect; each such employee benefit plan is in compliance with applicable law, including ERISA and the Code, except where such non-compliance could not reasonably be expected to have a Material Adverse Effect; the Company and each of its Subsidiaries have not incurred and do not expect to incur liability under (i) Title IV of ERISA with respect to the termination of, or withdrawal from, any pension plan for which the Company or any of its Subsidiaries would have any liability or (ii) Sections 412, 4971, 4975 or 4980B of the Code; and each such pension plan that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects.

(q) Neither the Company, nor to its knowledge, any of its affiliates, has taken, directly or indirectly, any action designed to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Common Shares.

(r) Except as disclosed in the Prospectus, the Company has not declared or paid any dividends on its capital stock during the last three years.

(s) The consolidated financial statements and supporting schedules of the Company filed with the Commission and included in the Registration Statement and the Prospectus fairly present in all material respects the financial condition of the Company and its consolidated subsidiaries as of the respective dates indicated and the consolidated results of operations and changes in shareholders’ equity of the Company and its consolidated subsidiaries for the periods specified, in each case in all material respects in conformity with generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved (except as indicated in the notes thereto). No other financial statements or supporting schedules are required to be included in the Registration Statement. The summary and selected historical financial data of the Company included in the Prospectus fairly present in all material respects the information shown therein and have been compiled on a basis consistent with that of the consolidated interim or audited financial statements of the Company included in the Registration Statement and the Prospectus.

(t) Nothing has come to the Company’s attention to cause it to believe that the consolidated financial statements and any supporting schedules of FGIC Corporation (“FGIC”) included in the Registration Statement and the Prospectus do not fairly present in all material respects the financial condition of FGIC and its consolidated subsidiaries as of the respective dates indicated and the consolidated results of operations and changes in shareholders’ equity of FGIC and its consolidated subsidiaries for the periods specified, in each case in all material respects in conformity with GAAP applied on a consistent basis throughout the periods involved (except as indicated in the notes thereto). No other financial statements or supporting schedules relating to FGIC are required to be included in the Registration Statement. Nothing has come to the Company’s attention to cause it to believe that the summary historical financial data of FGIC included in the Prospectus do not fairly present in all material respects the information shown therein or have not been compiled on a basis consistent with that of the consolidated audited financial statements of FGIC included in the Registration Statement and the Prospectus.

(u) The pro forma financial statements of the Company and its consolidated subsidiaries and the related notes thereto included in the Prospectus present fairly in all material respects the information contained therein, and are based on assumptions that the Company believes are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein.

(v) Neither the Company nor any of its subsidiaries has sustained since the date of the latest audited financial statements included in the Prospectus any material loss or interference with its business material to the Company and its subsidiaries considered as a whole, otherwise than as set forth or contemplated in the Prospectus; and, since the date as of which information is given in the Prospectus, there has not been (x) any increase, or any development involving a prospective increase, in excess of $15.0 million in the Company’s consolidated reserve for losses and loss adjustment expense, (y) any change in the authorized capital stock of the Company or any of its Significant Subsidiaries or any increase in excess of $25.0 million in the aggregate in the consolidated short-term or long-term debt of the Company or (z) any Material Adverse Effect;

(w) All ceded reinsurance and retrocessional agreements to which the Insurance Subsidiaries are a party are in full force and effect, except where the failure to be in full force and effect would not have a Material Adverse Effect. Neither the Company nor any of the Insurance Subsidiaries has received any notice from any of the other parties to such agreements that such other party intends not to perform in any material respect such agreement and none of the Company and such Insurance Subsidiaries has any reason to believe that any of the other parties to such agreements will be unable to perform such agreements, except to the extent that (i) the Company or such Subsidiary has established appropriate reserves on its financial statements or (ii) such nonperformance would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; and neither the Company nor its Insurance Subsidiaries has given effect to such agreements in its underwriting results in its most recently filed statutory financial statements unless such agreements were in conformity with the requirements therefor of the insurance department of the state of domicile of each such Subsidiary in effect at such time of preparation for reinsurance ceded pursuant to such agreements.

(x) To the Company’s knowledge, Ernst & Young LLP, who have certified certain financial statements and supporting schedules of the Company and its subsidiaries, are independent accountants as required by the Securities Act and the Exchange Act.

(y) The Common Shares have been authorized for listing on the New York Stock Exchange (the “NYSE”), subject only to official notice of issuance, and the Common Stock has been registered under the Exchange Act.

(z) The documents incorporated or deemed to be incorporated by reference in the Prospectus, at the time they were or hereafter are filed with the Commission, complied in all material respects with the requirements of the Exchange Act, and, when read together with the other information in the Prospectus, at the time the Registration Statement and any amendments thereto become effective and at the First Delivery Date (as defined below) and each Optional Delivery Date (as defined below), as the case may be, will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(aa) The Company maintains a system of accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(bb) There is and has been no failure on the part of the Company and any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes Oxley Act of 2002 and the rules and regulations promulgated in connection therewith, including Section 402 related to loans and Sections 302 and 906 related to certifications, except where failure to so comply would not, individually or in the aggregate, have a Material Adverse Effect.

2. Purchase, Sale and Delivery of Common Shares.

(a) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to issue and sell to the several Underwriters, and each Underwriter agrees, severally and not jointly, to purchase from the Company the respective number of Firm Common Shares set forth opposite such Underwriter’s name on Schedule 1 hereto, at a purchase price of $36.29 per share (the “purchase price”).

Delivery of and payment for the Firm Common Shares shall be made at the office of Sullivan & Cromwell LLP, 1870 Embarcadero Road, Palo Alto, CA 94303 (or such other place as may be agreed to by the Company and the Representatives) at 10:00 a.m. (New York time) on November 3, 2003, which date and time may be postponed by agreement between the Representatives and the Company (such date and time of delivery and payment for the Firm Common Shares being herein called the “First Delivery Date”). Delivery of the Firm Common Shares shall be made to the Representatives for the accounts of the several Underwriters against payment of the purchase price by the Underwriters. Payment for the Firm Common Shares shall be made against delivery to you of the Firm Common Shares as described below and effected either by wire transfer of immediately available funds to a bank account, the account number and the ABA number for such bank account to be provided by the Company to the Representatives at least two business days in advance of the First Delivery Date, or by such other manner of payment as may be agreed by the Company and the Representatives.

(b) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company hereby grants the Option to the several Underwriters to purchase, severally and not jointly, the Optional Common Shares at the same purchase price as the Underwriters shall pay for the Firm Common Shares. The Option granted hereunder is for use by the Underwriters solely in covering any over-allotments in connection with the sale and distribution of the Firm Common Shares. The Option may be exercised in whole or in part at any time, and from time to time, not more than 30 days from the date of this Agreement upon notice in writing or by facsimile by the Underwriters to the Company setting forth (i) the aggregate number of Optional Common Shares as to which the Underwriters are exercising the option, (ii) the names and denominations in which the certificates for the Optional Common Shares are to be registered and (iii) the Optional Delivery Date. If any Optional Common Shares are to be purchased, each Underwriter agrees, severally and not jointly, to purchase the number of Optional Common Shares (subject to such adjustments to eliminate fractional amounts as the Representatives may determine) that bears the same proportion to the total number of Optional Common Shares to be purchased as the number of Firm Common Shares set forth on Schedule 1 opposite the name of such Underwriter bears to the total number of Firm Common Shares (rounded as the Representatives may determine to the nearest share).

Each date for the delivery of and payment for the Optional Common Shares, being herein referred to as an “Optional Delivery Date”, which may be the First Delivery Date (the First Delivery Date and each Optional Delivery Date, if any, being sometimes referred to as a “Delivery Date”), shall be determined by the Representatives but shall not be later than five full business days after written notice of election to purchase Optional Common Shares is given. Delivery of the Optional Common Shares shall be made to the Representatives for the accounts of the several Underwriters against payment of the purchase price by the Underwriters. Payment for the Optional Common Shares shall be made against delivery to you of the Optional Common Shares as described below and effected either by wire transfer of immediately available funds to a bank account, the account number and the ABA number for such bank account to be provided by the Company to the Representatives at least two business days in advance of the Optional Delivery Date, or by such other manner of payment as may be agreed by the Company and the Representatives.

(c) The Company will deliver against payment of the purchase price the certificates for the Common Shares which shall be in definitive form and registered in such names and denominations as the Representatives shall have requested at least two full business days prior to the Delivery Date and shall be made available, at the request of the Representatives, for inspection at least 24 hours prior to such Delivery Date.

(d) It is understood that the Representatives have been authorized, for their own account and the accounts of the several Underwriters, to accept delivery of and receipt for, and make payment of the purchase price for, the Firm Common Shares and any Optional Common Shares the Underwriters have agreed to purchase. BAS, individually and not as the Representatives of the Underwriters, may (but shall not be obligated to) make payment for any Common Shares to be purchased by any Underwriter whose funds shall not have been received by the Representatives by the Delivery Date for the account of such Underwriter, but any such payment shall not relieve such Underwriter from any of its obligations under this Agreement.

(e) The Representatives hereby advise the Company that the Underwriters intend to offer for sale to the public, as described in the Prospectus, their respective portions of the Common Shares as soon after this Agreement has been executed as the Representatives, in their sole judgment, have determined is advisable and practicable.

(f) Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligations of the Underwriters hereunder.

3. Further Agreements of the Company. The Company further agrees:

(a) During such period beginning on the date hereof and ending on the later of the First Delivery Date or such date, as in the reasonable opinion of counsel for the Underwriters, the Prospectus is no longer required by law to be delivered in connection with sales by an Underwriter or dealer (the “Prospectus Delivery Period”), prior to amending the Registration Statement (including any Rule 462(b) Registration Statement under the Securities Act) or supplementing the Prospectus (including any amendment or supplement through incorporation by reference of any report filed under the Exchange Act), to furnish to the Representatives for review a copy of each such proposed amendment or supplement, and not to file any such proposed amendment or supplement to which the Representatives reasonably object, provided that with respect to any such proposed amendment or supplement resulting solely from the incorporation by reference of any report filed under the Exchange Act, the Company shall only be required to consult in good faith with the Representatives prior to filing such amendment or supplement.

(b) After the date of this Agreement, to promptly advise the Representatives in writing (i) of the receipt of any comments of, or requests for additional or supplemental information from, the Commission relating to the Registration Statement, any Preliminary Prospectus or the Prospectus, (ii) of the time and date of any filing of any post-effective amendment to the Registration Statement or any amendment or supplement to any Preliminary Prospectus or the Prospectus (other than any amendment or supplement resulting solely from the incorporation by reference of any report filed under the Exchange Act), (iii) of the time and date that any post-effective amendment to the Registration Statement becomes effective and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto or of any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus, or of any proceedings to remove, suspend or terminate from listing or quotation the Common Stock from any securities exchange upon which it is listed for trading or included or designated for quotation, or of the threatening or initiation of any proceedings for any of such purposes. If the Commission shall enter any such stop order at any time, the Company will use its best efforts to obtain the lifting of such order at the earliest possible moment. Additionally, the Company agrees that it shall comply with the provisions of Rule 424(b), as applicable, under the Securities Act and will use its reasonable efforts to confirm that any filings made by the Company under such Rule 424(b) were received in a timely manner by the Commission.

(c) If, during the Prospectus Delivery Period, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order that the Prospectus as then amended or supplemented will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time it is delivered to a purchaser, not misleading, or if in the opinion of the Representatives or counsel for the Underwriters it is otherwise necessary to amend or supplement the Prospectus to comply with law, to promptly notify the Underwriters and prepare, subject to Section 3(a) hereof, file with the Commission and furnish at its own expense to the Underwriters and to dealers, amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with law.

(d) Not later than 12:00 p.m. (New York time) on the second business day following the date the Common Shares are first released by the Underwriters for sale to the public and from time to time, furnish to the Underwriters and to Davis Polk & Wardwell, counsel to the Underwriters, copies of the Prospectus (and all amendments and supplements thereto) in each case as soon as available and in such quantities as the Underwriters reasonably request for internal use and for distribution to prospective purchasers. The Company will pay the expenses of printing and distributing to the Underwriters all such documents.

(e) Promptly to take such action as the Representatives may reasonably request from time to time, to qualify the Common Shares for offering and sale under the securities laws of such jurisdictions as the Representatives may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions in the United States for as long as may be necessary to complete the distribution of the Common Shares; provided that in connection therewith, the Company shall not be required to qualify as a foreign corporation or otherwise subject itself to taxation in any jurisdiction in which it is not otherwise so qualified or subject.

(f) During the Prospectus Delivery Period, to file, on a timely basis, with the Commission and the NYSE all reports and documents required to be filed under the Exchange Act.

(g) For a period of two years following the First Delivery Date, to furnish to the Underwriters upon request copies of all materials furnished by the Company to its stockholders and all public reports and all reports and financial statements furnished by the Company to the principal national securities exchange upon which the Common Stock may be listed pursuant to requirements of or agreements with such exchange or to the Commission pursuant to the Exchange Act; provided, however, that the Company shall not be required to provide the Underwriters with any such reports or similar forms that have been filed with the Commission by electronic transmission pursuant to EDGAR.

(h) To apply the proceeds from the sale of the Common Shares as set forth under “Use of Proceeds” in the Prospectus.

(i) For a period of 90 days from the date of the Prospectus, not to, directly or indirectly, (1) offer for sale, sell, pledge or otherwise dispose of (or enter into any transaction or device which is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any shares of Common Stock or securities convertible into or exchangeable for Common Stock or substantially similar securities, or sell or grant options, rights or warrants with respect to any shares of Common Stock or securities convertible into or exchangeable for Common Stock or substantially similar securities, or publicly announce the intention to do any of the foregoing, other than (i) the Common Shares, (ii) the Units to be issued in the concurrent Units offering by the Company to the several underwriters (the “Units Underwriters”) named in Schedule 1 to the Underwriting Agreement relating to such Units, dated the date hereof, between the Company and the Representatives acting as representatives of the Units Underwriters, (iii) shares of Common Stock issuable in connection with the Treasury Units (as defined in the Units Prospectus Supplement) or Corporate Units (as defined in the Units Prospectus Supplement), or shares of Common Stock issuable upon settlement of the Corporate Units or Treasury Units, (iv) shares issuable pursuant to the conversion or exchange of convertible securities outstanding on the date hereof, (v) shares issuable pursuant to the exercise of warrants, rights or options outstanding on the date hereof, or (vi) the grant of employee stock options and the issuances of Common Stock pursuant to the Stock Plans, or (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such shares of Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or other securities, in cash or otherwise, in each case without the prior written consent of Banc of America Securities LLC (provided that, notwithstanding the foregoing restrictions, the Company may publicly announce an intention to issue Common Stock or other securities or issue Common Stock or other securities in connection with any acquisition made by the Company, so long as any such acquisition does not close prior to the expiration of the 90-day period referenced above); and to use its reasonable efforts to cause each executive officer (as defined for purposes of Section 16 of the Exchange Act) and director of the Company to furnish to the Underwriters, prior to the First Delivery Date, an executed letter substantially in the form attached hereto as Exhibit F (provided that such letter shall permit such executive officers and directors to sell, in the aggregate, up to 300,000 shares of Common Stock after 10 (ten) days following the First Delivery Date, notwithstanding the restrictions contained in the letter);

(j) None of the Company or any of its affiliates will take, directly or indirectly, any action which is designed to stabilize or manipulate, or which constitutes or which might reasonably be expected to cause or result in stabilization or manipulation, of the price of any security of the Company in connection with the offering of the Common Shares.

(k) To take such steps as shall be necessary to ensure that it shall not become an “investment company” within the meaning of such term under the Investment Company Act.

(l) To use its best efforts to have the Common Shares approved by the NYSE for listing prior to the date of this Agreement.

(m) To cause to be prepared and delivered, at the Company’s expense, within one business day from the effective date of this Agreement, to the Underwriters an “electronic Prospectus” to be used by the Underwriters in connection with the offering and sale of the Common Shares. As used herein, the term “electronic Prospectus” means a form of Prospectus, and any amendment or supplement thereto, that meets each of the following conditions: (i) it shall be encoded in an electronic format, satisfactory to the Representatives, that may betransmitted electronically by the Representatives and the other Underwriters to offerees and purchasers of the Common Shares for at least the Prospectus Delivery Period; (ii) it shall disclose the same information as the paper Prospectus and Prospectus filed pursuant to EDGAR, except to the extent that graphic and image material cannot be disseminated electronically, in which case such graphic and image material shall be replaced in the electronic Prospectus with a fair and accurate narrative description or tabular representation of such material, as appropriate; and (iii) it shall be in or convertible into a paper format or an electronic format, satisfactory to the Representatives, that will allow investors to store and have continuously ready access to the Prospectus at any future time, without charge to investors (other than any fee charged for subscription to the Internet as a whole and for on-line time). The Company hereby confirms that it has included or will include in the Prospectus filed pursuant to EDGAR or otherwise with the Commission an undertaking that, upon receipt of a request by an investor or his or her representative within the Prospectus Delivery Period, the Company shall transmit or cause to be transmitted promptly, without charge, a paper copy of the Prospectus.

4. Expenses. The Company agrees to pay: (a) the costs incident to the authorization, issuance, sale and delivery of the Common Shares, and any taxes payable in that connection; (b) all costs and expenses incurred in connection with the preparation, printing, filing, shipping and distribution of the Registration Statement (including financial statements, exhibits, schedules, consents and certificates of experts), each Preliminary Prospectus and the Prospectus, and all amendments and supplements thereto, and this Agreement; (c) the fees and expenses of the Company’s counsel and independent accountants (it being understood that in no event shall the Underwriters be liable to pay any fees or expenses of KPMG LLP); (d) any stamp or transfer taxes in connection with the issuance and sale of the Common Shares to the Underwriters; (e) the fees and expenses of qualifying the Common Shares under the securities laws of the several jurisdictions as provided in Section 3(e); (f) the costs and expenses of the Company and the reasonable expenses of the Underwriters in connection with the marketing and offering of the Common Shares and the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Common Shares, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the cost of any aircraft chartered in connection with the road show with the prior approval of the Company; (g) all expenses and fees in connection with listing the Common Shares on the NYSE; (h) the fees and expenses of the registrar and transfer agent of the Common Stock; (i) the filing fees incident to, and the reasonable fees and expenses of counsel for the Underwriters in connection with, the NASD’s review and approval of the Underwriters’ participation in the offering and distribution of the Common Shares, if required; (x) all fees, costs and expenses referred to in Item 14 of Part II of the Registration Statement; and (k) all other costs and expenses incident to the performance of the obligations of the Company under this Agreement; provided that, except as provided in this Section 4, Section 6 and Section 9, the Underwriters shall pay their own costs and expenses, including the costs and expenses of their counsel.

5. Conditions of the Underwriters’ Obligations. The obligations of the several Underwriters hereunder are subject to the accuracy, when made and on each Delivery Date, of the representations and warranties of the Company contained herein, to the performance by theCompany of its obligations hereunder, and to each of the following additional terms and conditions:

(a) For the period from and after effectiveness of this Agreement and prior to the Delivery Date:

(i) the Company shall have filed the final Prospectus in relation to the Common Shares with the Commission pursuant to Rule 424(b) in the manner and within the time period required by Rule 424(b) under the Securities Act;

(ii) no stop order suspending the effectiveness of the Registration Statement, any Rule 462(b) Registration Statement, or any post-effective amendment to the Registration Statement shall be in effect and no proceedings for such purpose shall have been instituted or threatened by the Commission; and

(iii) the NASD shall have raised no objection to the fairness and reasonableness of the underwriting terms and arrangements that shall not have been resolved to the NASD’s satisfaction.

(b) The Underwriters shall not have discovered and disclosed to the Company prior to or on such Delivery Date that the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto contains any untrue statement of a fact that, in the opinion of counsel to the Underwriters, is material or omits to state any fact that is material and necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(c) All corporate proceedings and other legal matters incident to the authorization, form and validity of this Agreement, the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto, and all other legal matters relating to this Agreement and the transactions contemplated hereby shall be reasonably satisfactory in all material respects to counsel to the Underwriters, and the Company shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

(d) Sullivan & Cromwell LLP shall have furnished to the Underwriters its written opinion and letter, as special counsel to the Company, addressed to the Underwriters and dated such Delivery Date, in form and substance satisfactory to the Underwriters and to the effect set forth in Exhibit A hereto.

(e) Victor J. Bacigalupi, Esq., Senior Executive Vice President, General Counsel and Secretary to the Company, shall have furnished to the Underwriters his written opinion to the effect set forth in Exhibit B hereto; Low & Childers, P.C., Arizona counsel to the Company, shall have furnished to the Underwriters its written opinion to the effect set forth in Exhibit C hereto; Allens Arthur Robinson, Australian counsel to PMI Mortgage Insurance Limited and PMI Mortgage Insurance Australia (Holdings) Pty Ltd (together, the “Australian Subsidiaries”) shall have furnished to the Underwriters its written opinion to the effect set forth in Exhibit D; and special regulatory counsel to the Company in each of Florida and Wisconsin shall have furnished to the Underwriters its written opinion as to certain insurance regulatorymatters of such state as set forth in Exhibit E; in each case, addressed to the Underwriters and dated such Delivery Date, in form and substance satisfactory to the Underwriters.

(f) Davis Polk & Wardwell shall have furnished to the Underwriters its written opinion, as counsel to the Underwriters, addressed to the Underwriters and dated such Delivery Date, in form and substance satisfactory to the Underwriters.

(g) The Underwriters shall have received, on each of the date hereof and each Delivery Date, a letter dated the date hereof or such Delivery Date, as the case may be, in form and substance satisfactory to the Underwriters, from each of Ernst & Young LLP and KPMG LLP, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to, in the case of Ernst & Young LLP, the financial statements and certain financial information of the Company and its consolidated subsidiaries contained in and incorporated by reference in the Registration Statement and the Prospectus, and with respect to, in the case of KPMG LLP, the financial statements and certain financial information of FGIC and its consolidated subsidiaries contained in the Registration Statement and the Prospectus; provided that the letter delivered on the First Delivery Date shall use a “cut-off date” not earlier than the date hereof.

(h) The Company shall have furnished to the Underwriters on such Delivery Date its certificate, dated such Delivery Date, executed by W. Roger Haughton, its Chief Executive Officer, and by Donald P. Lofe, Jr., its Executive Vice President and Chief Financial Officer, in form and substance satisfactory to the Underwriters, to the effect that the representations, warranties and agreements of the Company in Section 1 are true and correct as of the date given and as of such Delivery Date; and the Company has complied in all material respects with all its agreements contained herein to be performed prior to or on such Delivery Date and the conditions set forth in Sections 5(i) and 5(k) have been fulfilled.

(i) (i) Neither the Company nor any of its Subsidiaries shall have sustained since the date of the latest audited financial statements included in the Registration Statement and the Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus or (ii) since such date there shall not have been (A) any increase, or any development involving a prospective increase, in excess of $15.0 million in the Company’s consolidated reserve for losses and loss adjustment expense or (B) any change in the capital stock (other than issuances pursuant to a Stock Plan), or any change in excess of $25.0 million in the short-term debt or long-term debt of the Company or any of its Subsidiaries or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, stockholders’ equity or results of operations of the Company and its Subsidiaries, otherwise than as set forth or contemplated in the Prospectus, the effect of which, in any such case described in clause (i) or (ii), is, in the judgment of the Representatives, so material and adverse as to make it impracticable or inadvisable to proceed with the offering or the delivery of the Common Shares being delivered on such Delivery Date on the terms and in the manner contemplated in the Prospectus.

(j) Subsequent to the execution and delivery of this Agreement there shall not have occurred any of the following: (i) trading in securities generally on the New York Stock Exchange, the American Stock Exchange, the NASDAQ or the over-the-counter market, or trading in any securities of the Company on any exchange shall have been suspended or minimum prices shall have been established on any such exchange or market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction; (ii) a banking moratorium shall have been declared by United States federal, New York or California authorities; (iii) the United States shall have become engaged in hostilities, there shall have been an escalation in hostilities involving the United States, or there shall have been a declaration of a national emergency or war by the United States; or (iv) there shall have occurred such a material adverse change in general economic, political or financial conditions (or the effect of international conditions on the financial markets in the United States shall be such) as to make it, in each case, in the sole judgment of the Representatives, impracticable or inadvisable to proceed with the offering or delivery of the Common Shares being delivered on such Delivery Date on the terms and in the manner contemplated in the Prospectus.

(k) Subsequent to the execution and delivery of this Agreement (i) no downgrading shall have occurred in the rating accorded the Company’s debt securities or preferred stock by any “nationally recognized statistical rating organization”, as that term is defined by the Commission for purposes of Rule 436(g)(2) of the Securities Act and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s debt securities or preferred stock.

(l) The Representatives shall have received from each executive officer and director of the Company an executed letter contemplated by Section 3(i) hereof.

(m) The Company shall have furnished to the Representatives such further information, certificates and documents as the Representatives may reasonably request to evidence compliance with the conditions set forth in this Section 5.

All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance satisfactory to counsel to the Underwriters.

6. Indemnification and Contribution.

(a) The Company shall indemnify and hold harmless each Underwriter, its affiliates, their respective officers, directors, employees, representatives and agents, and each person, if any, who controls any Underwriter within the meaning of the Securities Act or the Exchange Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of the Common Shares), to which the Underwriters or any such officer, employee or controlling person may become subject, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in (A) the Registration Statement, any Preliminary Prospectus or the Prospectus, or in any amendment or supplement thereto, (B) any blue sky application or other document prepared or executed by the Company (or based upon any written information furnished by the Company) filed in any jurisdiction specifically for the purpose of qualifying any or all of the Common Shares under the securities laws of any state or other jurisdiction (such application, document or information being hereinafter called a “Blue Sky

Application”), or (C) in any materials or information provided to investors by, or with the approval in writing of, the Company in connection with the marketing of the offering of the Common Shares (“Marketing Materials”), (ii) the omission or alleged omission to state in the Registration Statement, any Preliminary Prospectus or the Prospectus or in any amendment or supplement thereto, in any Marketing Materials or in any Blue Sky Application, any material fact necessary to make the statements therein not misleading, or (iii) any act or failure to act or any alleged act or failure to act by the Underwriters in connection with, or relating in any manner to, the Common Shares or the offering contemplated hereby, and which is included as part of any loss, claim, damage, liability or action arising out of or based upon matters covered by clauses (i) or (ii) above (provided that the Company shall not be liable under this clause (iii) to the extent that it is determined in a judgment by a court of competent jurisdiction that such loss, claim, damage, liability or action resulted from any such acts or failure to act undertaken or omitted to be taken by an Underwriter through its negligence or willful misconduct or from a breach of such Underwriter of its representations herein); and shall reimburse the Underwriters and each such officer, employee and controlling person promptly upon demand for any legal or other expenses reasonably incurred by the Underwriters or any such officer, employee or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any such Preliminary Prospectus or the Prospectus, or in any such amendment or supplement, in reliance upon and in conformity with the written information furnished to the Company by or on behalf of the Underwriters concerning the Underwriters specifically for inclusion therein, which information consists solely of the information set forth in the letter referred to in Section 6(e); and provided, further, that the Company shall not be liable to any Underwriter under the indemnity agreement in this subsection (a) with respect to any Preliminary Prospectus to the extent that such loss, claim, damage, liability or action of such Underwriter results from the fact such Underwriter sold Common Shares to a person as to whom it shall be established that such sale was an initial resale by such Underwriter and there was not sent or given to such person, if required by law to have been so sent or given, at or prior to the written confirmation of such sale to such person, a copy of the Prospectus, if the Company had previously furnished copies thereof in sufficient quantities to such Underwriter on a timely basis and the loss, claim, damage or liability of such Underwriter results from an untrue statement or omission of a material fact contained in the Preliminary Prospectus which was (i) identified to such Underwriter prior to the furnishing to such Underwriter of the corrected Prospectus and (ii) corrected in the Prospectus. The foregoing indemnity agreement is in addition to any liability which the Company may otherwise have to the Underwriters or to any officer, employee or controlling person of the Underwriters.

(b) The Underwriters, severally and not jointly, shall indemnify and hold harmless the Company, its affiliates, their respective officers, directors, employees, representatives and agents, and each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which the Company or any such director, officer or controlling person may become subject, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus,

the Prospectus or in any amendment or supplement thereto, or in any Blue Sky Application, or (ii) the omission or alleged omission to state in the Registration Statement, any Preliminary Prospectus, the Prospectus or in any amendment or supplement thereto or in any Blue Sky Application, any material fact necessary to make the statements therein not misleading, but in each case only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with the written information furnished to the Company by the Representatives specifically for inclusion therein, and shall reimburse the Company and any such director, officer or controlling person promptly upon demand for any legal or other expenses reasonably incurred by the Company or any such director, officer or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred. The foregoing indemnity agreement is in addition to any liability which the Underwriters may otherwise have to the Company or any such director, officer or controlling person.

(c) Promptly after receipt by an indemnified party under this Section 6 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 6, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 6 except to the extent it has been materially prejudiced by such failure and, provided, further, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 6. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 6 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that the Underwriters shall have the right to employ separate counsel to represent jointly the Underwriters and their respective officers, employees and controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the Underwriters against the Company under this Section 6 if, in the reasonable judgment of the Underwriters, it is advisable for the Underwriters and such officers, employees and controlling persons to be jointly represented by separate counsel, and in that event the reasonable fees and expenses of such separate counsel shall be paid by the Company. No indemnifying party shall, (i) without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld) settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding, or (ii) be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with its written consent or if there be a final judgment of the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss of liability by reason of such settlement or judgment.

(d) If the indemnification provided for in this Section 6 shall for any reason be unavailable or insufficient to hold harmless an indemnified party under Section 6(a) or 6(b) in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Common Shares, or (ii) if the allocation provided by clause 6(d)(i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 6(d)(i) but also the relative fault of the Company on the one hand and the Underwriters on the other with respect to the statements or omissions or alleged statements or alleged omissions that resulted in such loss, claim, damage or liability (or action in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Common Shares purchased under this Agreement (before deducting expenses) received by the Company on the one hand, and the total discounts and commissions received by the Underwriters with respect to the Common Shares purchased under this Agreement, on the other hand, bear to the total gross proceeds from the offering of the Common Shares under this Agreement. The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if the amount of contributions pursuant to this Section 6(d) were to be determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 6(d) shall be deemed to include, for purposes of this Section 6(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 6(d), the Underwriters shall not be required to contribute any amount in excess of the amount by which the total price at which the Common Shares distributed by it exceeds the amount of any damages which the Underwriters have otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(e) Prior to the First Delivery Date, the Underwriters shall deliver a letter identifying the statements supplied by them in writing to the Company specifically for inclusion in the Prospectus.

7. Default of One or More of the Several Underwriters. If, on any Delivery Date, any one or more of the several Underwriters shall fail or refuse to purchase Common

Shares that it or they have agreed to purchase hereunder on such date, and the aggregate number of Common Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase does not exceed 10% of the aggregate number of the Common Shares to be purchased on such date, the other Underwriters shall be obligated, severally, in the proportions that the number of Firm Common Shares set forth opposite their respective names on Schedule 1 bears to the aggregate number of Firm Common Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as may be specified by the Representatives with the consent of the non-defaulting Underwriters, to purchase the Common Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date. If, on any Delivery Date, any one or more of the Underwriters shall fail or refuse to purchase Common Shares and the aggregate number of Common Shares with respect to which such default occurs exceeds 10% of the aggregate number of Common Shares to be purchased on such date, and arrangements satisfactory to the Representatives and the Company for the purchase of such Common Shares are not made within 48 hours after such default, this Agreement shall terminate without liability of any party to any other party except that the provisions of Section 4, Section 6 and Section 9 shall at all times be effective and shall survive such termination. In any such case either the Representatives or the Company shall have the right to postpone the Delivery Date but in no event for longer than seven days in order that the required changes, if any, to the Registration Statement and the Prospectus or any other documents or arrangements may be effected.

As used in this Agreement, the term “Underwriter” shall be deemed to include any person substituted for a defaulting Underwriter under this Section 7. Any action taken under this Section 7 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

8. Termination. The obligations of the Underwriters hereunder may be terminated by the Underwriters by notice given to and received by the Company prior to delivery of and payment for the Firm Common Shares or the Optional Common Shares, respectively, if, prior to that time, any of the events described in Sections 5(i), (j) or (k) shall have occurred or if the Underwriters shall decline to purchase such Common Shares for any reason permitted under this Agreement. In such case, the Company shall have no liability hereunder except as provided by Sections 4, 6 and 9 hereof.

9. Reimbursement of Underwriters’ Expenses. If (a) the Company shall fail to tender the Common Shares for delivery to the Underwriters for any reason permitted under this Agreement other than a breach by the Underwriters of their representations herein or obligations hereunder or (b) the Underwriters shall decline to purchase the Common Shares for any reason permitted under this Agreement (including the termination of this Agreement pursuant to Section 8 but excluding the failure of any of the conditions herein to be satisfied as a result of a breach by the Underwriters of their representations herein), the Company shall reimburse the Underwriters for the reasonable fees and expenses of their counsel and for such other out-of-pocket expenses as shall have been reasonably incurred by them in connection with this Agreement and the proposed purchase of the Common Shares, and upon demand, the Company shall pay the full amount thereof to the Underwriters.

10. Notices, etc. All statements, requests, notices and agreements hereunder shall be in writing, and:

(a) If to the Underwriters, shall be delivered or sent by mail, telex or facsimile transmission to Banc of America Securities LLC, 9 West 57th Street, New York, New York 10019, Attention: Equity Capital Markets (Fax: 212-933-2217); and

with a copy (which shall not constitute notice) to Davis Polk & Wardwell, 450 Lexington Avenue, New York, New York 10017, Attention: Richard Sandler, Esq. and Luciana Fato, Esq. (Fax: 212-450-4800; Telephone: 212-450-4000);

(b) if to the Company, shall be delivered or sent by mail, telex or facsimile transmission to it at 3003 Oak Road, Walnut Creek, California 94597, Attention: General Counsel (Fax: 925-658-6175; Telephone: 925-658-7878);

with a copy (which shall not constitute notice) to Sullivan & Cromwell LLP, 1870 Embarcadero Road, Palo Alto, California 94303, Attention: John Savva, Esq. (Fax: 650-461-5700, Telephone: 650-461-5600).

Any notice of a change of address or facsimile transmission number must be given by the Company or the Underwriters, as the case maybe, in writing at least three days in advance of such change.

11. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the Underwriters, the Company and their respective successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that (A) the representations, warranties, indemnities and agreements of the Company contained in this Agreement shall also be deemed to be for the benefit of the officers and employees of the Underwriters and the person or persons, if any, who control the Underwriters within the meaning of Section 15 of the Securities Act and (B) the representations and warranties of the Underwriters in this Agreement and the indemnity agreement of the Underwriters contained in Section 6(b) of this Agreement shall be deemed to be for the benefit of directors, officers and employees of the Company, and any person controlling the Company within the meaning of Section 15 of the Securities Act. Nothing contained in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 11, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

12. Survival. The respective indemnities, representations, warranties and agreements of the Company and the Underwriters contained in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall survive the delivery of and payment for the Common Shares and shall remain in full force and effect, regardless of any termination or cancellation of this Agreement or any investigation made by or on behalf of any of them or any person controlling any of them.

13. Definition of the Terms “Business Day”, “Significant Subsidiary” and “Subsidiary”. For purposes of this Agreement, (a) “business day” means any day on which the New York Stock Exchange, Inc. is open for trading, (b) “Significant Subsidiaries” has the meaning assigned to it under Rule 405 of the Securities Act and (c) ”Subsidiary” shall mean any entity of which the Company owns, directly or indirectly, at least 50 percent of the voting securities; provided that no entity shall be deemed to be a Significant Subsidiary or a Subsidiary for purposes of this Agreement unless such entity is accounted for as a consolidated entity in the Company’s consolidated financial statements in accordance with generally accepted accounting principles in the United States.

14. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

15. Counterparts. This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument.

16. Headings. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

If the foregoing correctly sets forth the agreement between the Company and the Underwriters, please indicate your acceptance in the space provided for that purpose below.

Very truly yours, THE PMI GROUP, INC.

By:	/s/ Donald P. Lofe, Jr.

Name: Donald P. Lofe, Jr. Title: Executive Vice President and Chief Financial Officer

Accepted and agreed by:

BANC OF AMERICA SECURITIES LLC

CITIGROUP GLOBAL MARKETS INC.

J.P. MORGAN SECURITIES INC.

LEHMAN BROTHERS INC.

KEEFE, BRUYETTE & WOODS, INC.

Acting as Representatives of the

several Underwriters named in

attached Schedule 1

BANC OF AMERICA SECURITIES LLC

By:	/s/ Thomas Morrison

Name: Thomas Morrison Title: Managing Director

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